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                                                                      Exhibit 24

INDEPENDENT AUDITORS' CONSENT

IDEX Corporation

     We consent to the incorporation by reference in the Registration Statement of IDEX Corporation on Form S-3 (File Number 333-41627) and in the Registration Statements of IDEX Corporation on Form S-8 (File Numbers 33-47678, 33-56586, 33-67688, 333-18643) of our reports dated January 19, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of IDEX Corporation for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP

Chicago, Illinois
February 5, 1999